SECOND AMENDMENT TO AGREEMENT OF SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and entered into this 13th day of December, 1996 by and between DANE REAL ESTATE, INC., a Florida corporation ("Purchaser"), and PEMBROKE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale dated October 31, 1996 as amended by First Amendment to Agreement of Sale
dated as of December      , 1996 (collectively the "Agreement"), pursuant to
which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit _A_ attached hereto; and

     WHEREAS, Seller and Purchaser desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of TEN DOLLARS ($10.00) and other mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

     1. All terms not otherwise defined shall have the meanings ascribed to each in the Agreement.

     2. The dates as set forth in subparagraphs 27.4, 27.5 and 27.6 of the Agreement are amended as follows:

          (a) Wherever the date December 11, 1996 appears, it shall be modified to read "January 10, 1997."

          (b) Wherever the date December 16, 1996 appears, it shall be amended and modified to read "January 15, 1997."

          (b) Wherever the date December 20, 1996 appears, it shall be amended and modified to read "January 19, 1997."

     3. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute an exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


Witnesses:                         PURCHASER:

/s/ Glenda Rifkin                  DANE REAL ESTATE, INC., a
--------------------------         Florida corporation
/s / unreadable
--------------------------
                                   By:   /s/ A. J. Belt
                                        --------------------------------

                                   SELLER:

                                   PEMBROKE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership

                                   By:  Pembroke Partners, Inc., an Illinois
                                        corporation, its general partner

                                   By:   /s/ James E. Mendelson
                                        --------------------------------
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